PLACEMENT AGENCY AGREEMENT

This Placement Agency Agreement (this “Agreement”) is made and entered into as of December 21, 2007 (the “Effective Date”), by and between Coates International, Ltd. a Delaware corporation (the “Company”), and Stonegate Securities, Inc., a Texas corporation (“Stonegate”).

WHEREAS, the Company desires to retain Stonegate as its placement agent, and Stonegate is willing to act in such capacity, in each case subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Stonegate (each a “Party” and collectively, the “Parties”) hereby agree as follows:

1.	RETENTION OF STONEGATE; SCOPE OF SERVICES.

(a)
Subject to the terms and conditions set forth herein, the Company hereby retains Stonegate to act as the placement agent to the Company during the Contract Period (as defined in Section 2 below), and Stonegate hereby agrees to be so retained.

(b)
During the Exclusivity Period (as defined in Section 2(a) below), as the exclusive placement agent to the Company, Stonegate will have the exclusive right to identify for the Company prospective purchasers (collectively, the “Purchasers” and each individually, a “Purchaser”) in one or more placements  (each, a “Placement” and collectively, the “Placements”) of debt and/or equity securities to be issued by the Company, the type and dollar amount being as mutually agreed to by the Parties (the “Securities”).  During the period of exclusivity Stonegate shall be the Company’s sole and only placement agent as to Securities. This provision shall not in any way prevent the Company from issuing new shares of capital stock or convertible securities in connection with (i) private transactions directly with individuals introduced by the Company and its management, (ii) ongoing sales of shares of common stock registered for resale to Dutchess Private Equities Fund, Ltd. (“Dutchess”) or its affiliates, or (iii) transactions with affiliates as defined by the Securities and Exchange Commission (“SEC”) rules and regulations, (iv) in connection with the conversion of convertible securities, or (v) granting of stock options and/or warrants to employees and other third parties pursuant to the Company’s 2006 Stock Option and Incentive Plan (the “Stock Option Plan”).

(c)
After the Exclusivity Period, as the non-exclusive placement agent to the Company, Stonegate will have the non-exclusive right during the Contract Period to identify for the Company prospective Purchasers in one or more Placements of Securities, the type and dollar amount being as mutually agreed to by the Parties.

(d)
Terms of the Placements shall be as set forth in subscription documents, including any stock purchase or subscription agreement, escrow agreement, registration rights agreement, warrant agreement and/or other documents to be executed and delivered in connection with each Placement (collectively, the “Subscription Documents”).  The Placements are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D (“Regulation D”) of the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated under the Securities Act.

(e)
Stonegate will act on a best efforts basis and will have no obligation to purchase any of the Securities offered in any Placement. During the Contract Period, Stonegate shall have the right to arrange for all sales of Securities in the Placements, including without limitation the exclusive right to identify potential buyers for the Securities.  All sales of Securities in the Placements shall be subject to the approval of the Company, which approval may be withheld in the Company’s sole discretion for any reason.

(f)
The Company may disclose the terms and conditions of this Agreement, including all exhibits and attachments hereto, if any in connection with any press release of document filed with the Securities and Exchange Commission such as Forms 8-K, 10-KSB, 10-QSB or registration statements, among others (“SEC Filings”).  The Company may file this Agreement, including all exhibits and attachments hereto, as Exhibits to any SEC filings.   However, unless required to do so by law or to comply with rules and regulations of the SEC, the Company shall keep confidential this Agreement, its terms and conditions, and all other information and documents provided to the Company by Stonegate, including, but not limited to, the identity of any potential investor, and the contents of any term sheet, solicitation, investor list, investor indication of interest, road show list, and any similar document.

(g)
The Company shall notify Stonegate of any solicitations the Company receives from a third party in regard to prospective Purchasers or prospective Placements during the Exclusivity Period (the “Exclusivity Period Contacts”).  The foregoing applies only in the event the solicitation contains proposed or possible terms of a potential agreement.  Additionally, for a period of one (1) year after the end of the Contract Period, in the event that the Company enters into any agreement, transaction or arrangement with any Exclusivity Period Contact, the Company shall notify Stonegate in writing of the agreement, transaction or arrangement, and pay Stonegate a fee equal to the Agency Fee plus all other compensation under Section 6 of this Agreement for securities of the Company sold to the Exclusivity Period Contacts.  The foregoing shall apply to all Exclusivity Period Contacts, regardless as to when the agreement, transaction or arrangement is ultimately consummated and regardless as to whether the same occurs during or within one (1) year after the Contract Period.

(h)	The terms and provisions of Sections 1(f) and 1(g) specifically shall survive the Contract Period.

2.	CONTRACT PERIOD AND TERMINATION.

(a)
Stonegate shall act as the Company’s exclusive placement agent under this Agreement for a period commencing on the Effective Date and continuing for a period of ninety (90) days (the “Exclusivity Period”); thereafter, Stonegate shall act as the Company’s non-exclusive placement agent under this Agreement continuing until terminated by either Party upon 10 days notice to the other Party (the “Contract Period”).  Provided, however, that the Company shall not be allowed to terminate this Agreement during the period that Stonegate is the exclusive placement agent.

(b)	Upon termination, neither party will have any further obligation under this Agreement, except as provided in Sections 5, 6, 7, 8, 9, 10, and 11 hereof.

(c)
In the event that Stonegate is a placement agent in regard to a Placement with gross proceeds from the sale of Securities in excess of $10,000,000.00 within ninety (90) days from the Effective Date, then the Exclusivity Period shall be automatically extended for a period of one (1) year from the Effective Date. However, the parties hereby mutually agree that this provision shall not prevent the Company from engaging investment bankers, broker/dealers or other placement agents in the event that the Company’s capital requirements reach a level that would outpace Stonegate’s ability to arrange for sufficient sales in the Placement.    To be clear, neither party intends for this provision to prevent and/or delay the Company’s efforts to pursue and develop new business opportunities and fulfilling its resulting obligations in connection therewith, during the Period of Exclusivity.  In addition, the Company is specifically permitted to pursue a large capital raise in which either Morgan Stanley and/or Merrill Lynch, or any of their affiliates act in the capacity of Investment Banker, broker/dealer or placement agent and in such event Stonegate shall be entitled to sell up to  twenty-five (25%) percent of the funding transaction.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The representations and warranties of the Company made to the Purchasers as set forth in the Subscription Documents are hereby incorporated by reference as of the date of consummation of the sale of the Securities (the “Closing”) and all such representations and warranties are hereby deemed made by the Company directly to Stonegate as though set forth in full herein.  The Company represents and warrants that it has full power and authority to enter into this Agreement and to perform its obligations hereunder.  This Agreement is enforceable against the Company in accordance with its terms, subject to applicable laws governing bankruptcy, insolvency and creditors’ rights generally.  The Agreement does not conflict with, violate, cause a default, right of termination, or acceleration (whether through the passage of time or otherwise) under any contract, agreement, or understanding binding upon the Company or any subsidiary of the Company.

4.	COVENANTS OF THE COMPANY.

The Company covenants and agrees as follows:

(a)
Neither the Company nor any affiliate of the Company (as defined in Rule 501(b) of Regulation D) will sell, offer for sale, or solicit offers to buy, or otherwise negotiate in respect of any security (as defined in the Securities Act) of the Company which will be integrated with the sale of the Securities and cause the Placement to be a deemed a public offering requiring registration under the Securities Act.

(b)
Any and all filings and documents required to be filed in connection with or as a result of the Placements pursuant to federal and state securities laws are the responsibility of the Company and will be filed by the Company.

(c)
Any press release to be issued by the Company announcing or referring to any Placement in which Stonegate serves as the placement agent shall be subject to the prior review of Stonegate, and each such press release shall, at the request of Stonegate, identify Stonegate as the placement agent.  Stonegate shall be permitted to publish a tombstone or similar advertisement upon completion of each Placement identifying itself as the Company’s placement agent with respect thereto.  This Agreement shall not be filed publicly by the Company without the prior written consent of Stonegate, unless required by applicable law or regulation.

5.	FURNISHING OF COMPANY INFORMATION; CONFIDENTIALITY.

(a)
In connection with Stonegate’s activities hereunder on the Company’s behalf, the Company shall furnish Stonegate with all reasonable information concerning the Company and its operations that Stonegate deems necessary or appropriate (the “Company Information”) and shall provide Stonegate with reasonable access to the Company’s books, records, officers, directors, employees, accountants and counsel.  The Company acknowledges and agrees that, in rendering its services hereunder, Stonegate will be using and relying upon the Company Information without independent verification thereof or independent appraisal of any of the Company’s assets and may, in its sole discretion, use additional information contained in public reports or other information furnished by the Company or third parties.

(b)
Stonegate agrees that the Company Information will be used solely for the purpose of performing its services hereunder.  Subject to the limitations set forth in subsection (c) below, Stonegate will keep the Company Information provided hereunder confidential and will not disclose such Company Information or any portion thereof, except (i) to a third party contacted by Stonegate on behalf of, and with the prior approval of, the Company pursuant hereto who has prior thereto executed a confidentiality agreement satisfactory in form and substance to the Company, or (ii) to any other person for which the Company’s consent to disclose such Company Information has been obtained.

(c)
Stonegate’s confidentiality obligations under this Agreement shall not apply to any portion of the Company Information which (i) at the time of disclosure to Stonegate or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Stonegate in violation of this Agreement); (ii) was available to Stonegate on a non-confidential basis from a source other than the Company, provided that such source is not and was not bound by a confidentiality agreement with the Company; (iii) has been independently acquired or developed by Stonegate without violating any of its obligations under this Agreement; or (iv) the disclosure of which is legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil or administrative investigative demand or other similar process).  In the event that Stonegate becomes legally compelled to disclose any of the Company Information, Stonegate shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement.

(d)	The obligations of the Parties under this Section 5 shall survive the termination of this Agreement for 12 months.

6.	FEES AND EXPENSES.

(a)
As compensation for services rendered by Stonegate in connection with the Placements, the Company agrees to pay Stonegate a fee (the “Agency Fee”) of eight percent (8%) of the gross proceeds from the sale of Securities in the Placements.  The Agency Fee shall be paid immediately upon the closing of each sale of Securities by the Company. Except during the Exclusivity Period, or any extension of same, no fees shall be due and payable in connections with sales of Securities in the Placement to investors not introduced to the Company by Stonegate or by a direct or indirect party previously introduced to the Company as a result of the efforts of Stonegate.

(b)
In the event that any Placement includes warrants that are subsequently exercised, any sums received by the Company as a result of such exercise shall be included in and added to the gross proceeds from the sale of Securities in the Placements.  Upon the exercise of any such warrant, regardless as to the timing of same, the Company shall immediately notify Stonegate of the exercise and shall pay to Stonegate all fees, including the above Agency Fee, associated with the exercise of the warrants.

(c)
In order to compensate Stonegate for its initial due diligence efforts, the Company shall deliver to Stonegate (or Stonegate’s designee) 200,000 shares of fully paid non-assessable shares of common stock of the Company (the “Shares”), such shares to vest immediately upon the execution of this Agreement.  The Shares will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.  Under any circumstance, the shares shall have piggy-back registration rights (including those as specifically provided herein) and be transferable.  The Company will issue the Shares to such affiliates of Stonegate and in such denominations as will be designated by Stonegate.

(d)
The Company shall also promptly, but not more often than monthly, reimburse Stonegate for reasonable, actual out-of-pocket expenses incurred by Stonegate and its directors, officers and employees in connection with the performance of Stonegate’s services under this Agreement, provided, however, that such amount in total shall not exceed one percent (1%) of the gross proceeds of securities placed pursuant to this Placement Agreement.  Stonegate agrees to endeavor in good faith to minimize its expenditures for out-of-pocket expenses hereunder. For these purposes, “out-of-pocket expenses” shall include, but not be limited to, attorneys’ fees and costs, telephone conference charges, courier, mail, supplies, travel, lodging, transportation, and similar expenses.

(e)
Upon closing of the Placement, the Company agrees to issue to Stonegate shares of common stock of the Company that is equal to two percent (2%) of the total number of shares of common stock sold, and/or in the event of a sale of convertible securities, the number of shares of common stock that would be potentially received upon a conversion of any convertible securities sold in the Placement.  Provided, however, the number of shares to be issued to Stonegate shall be reduced by the number of shares previously issued to Stonegate pursuant to Section 6(c) above.  The Company will issue the shares described in this subsection to such affiliates of Stonegate and in such denominations as will be designated by Stonegate; furthermore, the said shares shall have piggy-back registration rights (including those as specifically provided herein) and be transferable.

(f)
The fees payable to Stonegate under this Agreement are separate from and do not include fees that may be charged by or owed to other entities, as agreed to by the Company. In the event that Stonegate, arranges for a placement of securities that is ultimately consummate with a prospective purchaser introduced to the Company by Stonegate, Stonegate shall pay any additional broker’s fees, transaction fees, finder’s fees or other similar fees claimed and finally determined to be payable to any third parties unless, the Company agrees prior to the consummation of such transaction to pay for a portion of or all of such additionally claimed fees.

(g)	The obligations of the Parties under this Section 6 shall survive the termination of this Agreement for any reason.

7.	INDEMNIFICATION.

(a)
The Company agrees to indemnify and hold Stonegate harmless from and against any and all losses, claims, damages or liabilities (or actions, including securityholder actions, in respect thereof) related to or arising out of Stonegate’s engagement hereunder or its role in connection herewith, and will reimburse Stonegate for all reasonable expenses (including reasonable costs, expenses, awards and counsel fees and/or judgments) as they are incurred, but not more frequently than monthly, by Stonegate in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which Stonegate is a party.  In such case, the Company reserves the right to approve the selection of legal counsel for Stonegate; provided, however, such approval shall not be unreasonably withheld. In addition, Stonegate shall provide general, updated, monthly estimates of future costs anticipated in mounting a defense against any pending or threatened claims against it under the provisions of the Indemnification. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from the bad faith, gross negligence, willful misconduct or failure to perform reasonable due diligence background checks and provide proper training and oversight of the selling practices of its officers, directors, employees, agents or other third parties engaged to assist Stonegate in its efforts to solicit prospective investors for the Company.  The Company also agrees that Stonegate shall not have any liability to the Company for or in connection with such engagement, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that result primarily from the bad faith, gross negligence or willful misconduct of Stonegate.  In the event that the foregoing indemnity is unavailable (except by reason of the bad faith or gross negligence of Stonegate), then the Company shall contribute to amounts paid or payable by Stonegate in respect of its losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and Stonegate in connection with the matters as to which such losses, claims, damages or liabilities relate, and other equitable considerations.  The foregoing shall be in addition to any rights that Stonegate may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of any director, officer, employee, agent or controlling person of Stonegate.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this agreement is brought against Stonegate or any other person entitled to indemnification or contribution under this subsection (a).

(b)
Stonegate agrees to indemnify and hold the Company harmless from and against any and all losses, claims, damages or liabilities (or actions, including securityholder actions, in respect thereof) which are finally judicially determined to have resulted primarily from the bad faith, gross negligence or willful misconduct of Stonegate, and will reimburse the Company for all reasonable expenses (including reasonable costs, expenses, awards and counsel fees and/or judgments) as they are incurred by the Company in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Company is a party.  In the event that the foregoing indemnity is unavailable, then Stonegate shall contribute to amounts paid or payable by the Company in respect of its losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and Stonegate in connection with the matters as to which such losses, claims, damages or liabilities relate, and other equitable considerations.  The foregoing shall be in addition to any rights that the Company may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of any director, officer, employee, agent or controlling person of the Company.  Stonegate hereby consents to personal jurisdiction, service and venue in any court in which any claim, which is subject to this agreement, is brought against the Company or any other person entitled to indemnification or contribution under this subsection (b).

(c)	The obligations of the Parties under this Section 7 shall survive the termination of this Agreement.

8.	NON-CIRCUMVENTION.

The Company hereby agrees that, for a period of one year from the end of the Contract Period or other termination of this Agreement, the Company will not enter into any agreement, transaction or arrangement with any of the institutions (including their agents, principals and affiliates and the accounts and funds which they manage or advise) which Stonegate has introduced, directly or indirectly, to the Company pursuant to a direct meeting, or telephone call as prospective purchasers of the Securities in the Placements (collectively, the “Stonegate Contacts”), regardless of whether a transaction is consummated with such prospective purchasers, unless the Company notifies Stonegate in writing of the agreement, transaction or arrangement, and pays Stonegate a fee equal to the Agency Fee plus all other compensation under Section 6 of this Agreement for securities of the Company sold to Stonegate Contacts.  Except during the initial ninety (90) day Exclusivity Period, this provision shall not apply to sales of securities in transactions entered into where Morgan Stanley and/or Merrill Lynch, or any of their affiliates act in the capacity of Investment Banker, broker/dealer or placement agent.

9.	CERTAIN PIGGY-BACK REGISTRATION RIGHTS

Whenever the Company proposes to register any of its Common Shares or any other common shares of the Company under the Securities Act (other than a registration (a) on Form S-8 or S-4 or any successor or similar forms, (b) relating to Common Shares or any other common shares of the Company issuable upon exercise of employee or consultant share options or in connection with any employee benefit or similar plan of the Company or (c) in connection with a direct or indirect acquisition by the Company of another person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it shall automatically include in such registration statement all registrable securities held by Stonegate and/or its affiliates.  Additionally, at such time, the Company shall give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to the holders, which notice shall set forth such holders’ rights under this section and shall identify the number of registrable securities of the holders to be included in the registration statement.  The Company will use its best efforts to effect the registration under the Securities Act of all registrable securities of the holders, to the extent requisite to permit the disposition of the registrable securities to be so registered; provided, however, that (a) if such registration involves a public offering, the holders must sell their registrable securities to the underwriters on the same terms and conditions as apply to the Company and (b) if, at any time after giving written notice of its intention to register any registrable securities pursuant to this Section and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register any registrable securities, the Company shall give written notice to the holders and, thereupon, shall be relieved of its obligation to register any registrable securities in connection with such registration.  The Company’s obligations under this Section shall terminate on the date that the registration statement to be filed is declared effective by the Commission.  Notwithstanding the foregoing, any holder of registrable securities may elect not to have said holder’s securities included in a registration statement by providing written notice of such election within 10 days after the receipt of the above referenced notice of registration from the Company.

10.	GOVERNING LAW.

IN THE EVENT OF DISPUTES BETWEEN THE PARTIES HERETO THAT RESULTS IN AN ACTION BEING INITIATED BY STONEGATE, THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISIONS THEREOF.

IN THE EVENT OF DISPUTES BETWEEN THE PARTIES HERETO THAT RESULTS IN AN ACTION BEING INITIATED BY THE COMPANY, THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS , WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISIONS THEREOF.

11.	ARBITRATION.

Stonegate and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation.  Any dispute which the parties cannot resolve may then be submitted by either party to binding arbitration in Dallas, Texas under the rules of the American Arbitration Association for resolution.  Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

12.	NO WAIVER.

The failure or neglect of any party hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or waiver by any party of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

13.	SUCCESSORS AND ASSIGNS.

The benefits of this Agreement shall inure to the benefit of the Parties, their respective successors, assigns and representatives, and the obligations and liabilities assumed in this Agreement by the Parties shall be binding upon their respective successors and assigns.  This Agreement may not be assigned by either Party without the express written consent of the other Party, which consent shall not be unreasonably withheld.

14.	NOTICES.

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, recognized overnight delivery service, or facsimile (with copy by first class mail) as follows:

If to the Company: Coates International, Ltd. Highway 34 & Ridgewood Road Wall Township, New Jersey 07719 Facsimile: () Attention: George J. Coates, CEO

If to Stonegate: Stonegate Securities, Inc. 5950 Sherry Lane, Suite 410 Dallas, Texas 75225 Facsimile: (214) 987-1981 Attention: Scott Griffith, President

Either Party may change its address or facsimile number set forth above by giving the other Party notice of such change in accordance with the provisions of this Section. A notice shall be deemed given (a) if by personal delivery, on the date of such delivery, (b) if by certified mail, on the date shown on the applicable return receipt, (c) if by overnight delivery service, on the day after the date delivered to the service, or (d) if by facsimile, on the date of transmission.

15.	NATURE OF RELATIONSHIP.

The Parties intend that Stonegate’s relationship to the Company and the relationship of each director, officer, employee or agent of Stonegate to the Company shall be that of an independent contractor and not as an employee of the Company or an affiliate thereof.  Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Stonegate and the Company or their respective successors or assigns.  Neither Stonegate nor any director, officer, employee or agent of Stonegate shall be considered to be an employee of the Company by virtue of the services provided hereunder.

16.	MISCELLANEOUS

Stonegate’s obligations under this Agreement are subject to the following general conditions:

(a)	All relevant terms, conditions, and circumstances relating to the Placements will be reasonably satisfactory to Stonegate and its counsel.

(b)
Stonegate reserves the right to solicit the assistance of outside dealers (“Dealers”) to assist in the offer and sale of the Placements; provided, however, that any such Dealers agree in writing to be bound by the terms of the applicable Placement. It is understood that Stonegate, in its sole discretion, shall be entitled to pay over to any such Dealers any portion of the compensation received by Stonegate hereunder.  The Company shall have no financial liability for any fees or expenses of any such Dealers.

17.	CAPTIONS.

The Section titles herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

18.	AMENDMENTS.

No alteration, amendment, change or addition hereto shall be binding or effective unless the same is set forth in a writing signed by a duly authorized representative of each Party.

19.	PARTIAL INVALIDITY.

If it is finally determined that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes as close as possible to expressing the intention of the invalid or unenforceable term or provision.

20.	ENTIRE AGREEMENT.

This Agreement embodies the entire agreement and understanding of the Parties and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

21.	COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same agreement.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above by duly authorized representatives of the Company and Stonegate.

COATES INTERNATIONAL, LTD. By: Title:

STONEGATE SECURITIES, INC. By: Title: